Item 77C

Dreyfus BASIC Municipal Money Market Fund, Inc.

PROXY RESULTS

SPECIAL JOINT MEETING OF SHAREHOLDERS

NOVEMBER 16, 2009

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus BASIC Municipal Money Market Fund, Inc. (the “Fund”) was held on November 16, 2009. Out of a total of 296,756,234.865 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 115,411,670.465, which is 38.891% of the outstanding shares, of the Fund’s shares were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                  _______________________________________________________

                                             No. of               % of Outstanding      % of Shares

                                            Shares                        Shares                  Voted

                                  ______________________________________________________

Affirmative              67,621,210.545                 22.787%                58.591%

Against                       45,717,697.230               15.406%                39.613%

Abstain                      2,072,762.690                  .698%                    1.796%

TOTAL                      115,411,670.465              38.891%               100.000%

2.             To approve amending the Fund’s policy regarding lending:

                                _______________________________________________________

                                             No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                     Voted

                                  _______________________________________________________

Affirmative               66,913,861.945                22.548%                57.978%

Against                        46,154,743.160              15.554%                39.992%

Abstain                         2,343,065.360               .789%                    2.030%

TOTAL                      115,411,670.465              38.891%                100.000%

3.    To permit investment in other investment companies.

                                           No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                    Voted

                                  _______________________________________________________

Affirmative              65,576,485.435                 22.098%                56.820%

Against                       46,374,754,020               15.627%                40.182%

Abstain                       3,460,431.010                 1.166%                  2.998%

TOTAL                     115,411,670.465               38.891%                100.00%

               Because the requisite number of votes had not been received as of November 16, 2009, the Meeting was adjourned until December 28, 2009.

Item 77C

Dreyfus BASIC Municipal Money Market Fund, Inc.

PROXY RESULTS

SPECIAL JOINT MEETING OF SHAREHOLDERS

DECEMBER 28, 2009

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus BASIC Municipal Money Market Fund, Inc. (the “Fund”) was held on November 16, 2009. Out of a total of 296,756,234.865 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 178,621,418.635, which is 60.191% of the outstanding shares, of the Fund’s shares were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                  _______________________________________________________

                                             No. of               % of Outstanding      % of Shares

                                            Shares                        Shares                  Voted

                                  ______________________________________________________

Affirmative              83,452,821.823                 28.122%                46.721%

Against                      91,856,251.182                30.953%                51.425%

Abstain                     3,312,345.630                     1.116%                1.854%

TOTAL                    178,621,418.635                60.191%             100.000%

2.             To approve amending the Fund’s policy regarding lending:

                                _______________________________________________________

                                             No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                     Voted

                                  _______________________________________________________

Affirmative               84,666,750.983                28.531%                47.400%

Against                        90,338,181.712              30.442%                50.575%

Abstain                       3,616,485.940                 1.218%                  2.025%

TOTAL                     178,621,418.635               60.191%                100.000%

3.    To permit investment in other investment companies.

                                           No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                    Voted

                                  _______________________________________________________

Affirmative             83,203,076.173                  28.038%                46.581%

Against                      90,979,094.512                30.657%                50.934%

Abstain                      4,439,247.950                  1.496%                  2.485%

TOTAL                    178,621,418.635              60.191%                100.00%

               Because the requisite number of votes had not been received as of December 28, 2009, the Meeting was adjourned until January 4, 2010.

Item 77C

Dreyfus BASIC Municipal Money Market Fund, Inc.

PROXY RESULTS

SPECIAL JOINT MEETING OF SHAREHOLDERS

JANUARY 4, 2010

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus BASIC Municipal Money Market Fund, Inc. (the “Fund”) was held on November 16, 2009. Out of a total of 296,756,234.865 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 187,567,979.875, which is 63.206% of the outstanding shares, of the Fund’s shares were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The matters were duly approved and the voting results were as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                  _______________________________________________________

                                             No. of               % of Outstanding      % of Shares

                                            Shares                        Shares                  Voted

                                  ______________________________________________________

Affirmative            92,037,502.923                   31.015%                49.069%

Against                     92,218,131.322                 31.075%                49.165%

Abstain                    3,312,345.630                    1.116%                  1.766%

TOTAL                    187,567,979.875              63.206%               100.000%

2.             To approve amending the Fund’s policy regarding lending:

                                _______________________________________________________

                                             No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                     Voted

                                  _______________________________________________________

Affirmative               93,251,432.083                31.424%                49.716%

Against                       90,700,061.852               30.563%                48.356%

Abstain                      3,616,485.940                  1.219%                  1.928%

TOTAL                    187,567,979.875              63.206%                100.000%

3.    To permit investment in other investment companies.

                                           No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                    Voted

                                  _______________________________________________________

Affirmative            91,646,483.153                   30.883%                48.860%

Against                     91,482,248.772                 30.827%                48.773%

Abstain                     4,439,247.950                   1.496%                  2.367%

TOTAL                   187,567,979.875                 63.206%                100.00%

Item 77C

Dreyfus BASIC New Jersey Municipal Money Market Fund

PROXY RESULTS

SPECIAL JOINT MEETING OF SHAREHOLDERS

NOVEMBER 16, 2009

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus BASIC New Jersey Municipal Money Market Fund, Inc. (the “Fund”) was held on November 16, 2009. Out of a total of 110,010,993.170 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 46,683,979.190, which is 42.436% of the outstanding shares, of the Fund’s shares were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies regarding lending. The voting results were as follows:

1.             To approve amending the Fund’s policy regarding lending:

                                _______________________________________________________

                                             No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                     Voted

                                  _______________________________________________________

Affirmative            38,180,711.440                     34.706                   81.785%

Against                      7,437,537.880                    6.761%                 15.932%

Abstain                       1,065,729.870                   .969%                   2.283%

TOTAL                      46,683,979.190                 42.436%               100.00%

               Because the requisite number of votes had not been received as of November 16, 2009, the Meeting was adjourned until December 28, 2009.

Item 77C

Dreyfus BASIC New Jersey Municipal Money Market Fund

PROXY RESULTS

SPECIAL JOINT MEETING OF SHAREHOLDERS

DECEMBER 28, 2009

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus BASIC New Jersey Municipal Money Market Fund, Inc. (the “Fund”) was held on December 28, 2009. Out of a total of 110,010,993.170 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 74,823,858.000, which is 68.015% of the outstanding shares, of the Fund’s shares were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies regarding lending. The matter was duly approved by the holders of the Fund’s outstanding Shares as follows:

1.             To approve amending the Fund’s policy regarding lending:

                                _______________________________________________________

                                             No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                     Voted

                                  _______________________________________________________

Affirmative             50,433,389.450                  45.844%                67.403%

Against                     9,647,044.630                     8.769%                 12.893%

Abstain                     14,743,423.920                 13.402%                 19.704%

TOTAL                     74,823,858.000                  68.015%               100.00%